Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Fidelity National Information Services, Inc. for the registration of 96,624,336 shares of its common stock and to the incorporation by reference therein of our reports dated March 10, 2006, with respect to the consolidated financial statements of Certegy Inc. (now known as Fidelity National Information Services, Inc.), Certegy Inc. (now known as Fidelity National Information Services, Inc.) management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Certegy Inc. (now known as Fidelity National Information Services, Inc.), included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
September 14, 2006